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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-99387 on Form N-1A of WCMA Money Fund of our reports on each Fund and each Trust as listed below, each appearing in Part B of this Registration Statement.

Name                                      Date of our Report
----                                      ------------------

WCMA Money Fund                           March 3, 2003
Master Money Trust                        February 6, 2003
                                          (February 28, 2003 as to Note 5)

WCMA Government Securities Fund           March 3, 2003
Master Government Securities Trust        February 6, 2003
                                          (February 28, 2003 as to Note 5)

WCMA Tax-Exempt Fund                      March 3, 2003
Master Tax-Exempt Trust                   February 6, 2003
                                          (February 28, 2003 as to Note 5)

WCMA Treasury Fund                        March 3, 2003
Master Treasury Trust                     February 6, 2003
                                          (February 28, 2003 as to Note 5)


/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 18, 2003